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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-232082

JAGUAR HEALTH, INC.

Up to 13,782 Shares of Common Stock

        Pursuant to this prospectus, the selling stockholders identified herein (each, a "Selling Stockholder" and collectively, the "Selling Stockholders") are offering on a resale basis from time to time an aggregate of up to 13,782 shares of voting common stock, par value $0.0001 per share (the "Common Stock), of Jaguar Health, Inc. ("Jaguar," "we," "our" or the "Company"), a Delaware corporation. Of these shares, (i) 1,071 shares are outstanding shares of Common Stock and (ii) 12,711 shares are shares of Common Stock issuable upon exercise of warrants. We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. We will, however, receive the net proceeds of any warrants exercised for cash.

        The Selling Stockholders or their pledgees, assignees or successors in interest may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled "Plan of Distribution" on page 13. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock with the Securities and Exchange Commission.

        Our common stock is listed on the NASDAQ Capital Market, under the symbol "JAGX." On June 20, 2019, the last reported sale price of our Common Stock on the NASDAQ Capital Market was $4.68 per share.

        Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption "Risk Factors" and in the documents incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2019.

        We have not, and the Selling Stockholders have not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment. We have not, and the Selling Stockholders have not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment is accurate only as of its date. Our business, financial condition, results of operations, and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions "Where You Can Find More Information" and "Incorporation of Information by Reference" in this prospectus.

        Neither we nor the Selling Stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

        We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless the context otherwise requires, references in this prospectus to "Jaguar," the "Company," "we," "us," and "our" refer to Jaguar Health, Inc.

PROSPECTUS SUMMARY

        The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

        We are a commercial stage pharmaceutical company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc. ("Napo"), focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi (crofelemer) product is a first-in-class anti-secretory agent, approved by the U.S. Food and Drug Administration ("FDA") for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

        Jaguar was founded in San Francisco, California as a Delaware corporation on June 6, 2013. Napo formed Jaguar to develop and commercialize animal health products. Effective as of December 31, 2013, Jaguar was a wholly-owned subsidiary of Napo, and, until May 13, 2015, Jaguar was a majority-owned subsidiary of Napo. On July 31, 2017, the merger of Jaguar Animal Health, Inc. and Napo became effective, at which point Jaguar Animal Health's name changed to Jaguar Health, Inc. and Napo began operating as a wholly-owned subsidiary of Jaguar focused on human health and the ongoing commercialization of, and development of follow-on indications for Mytesi. Most of the activities of the Company are now focused on the commercialization of Mytesi and development of follow-on indications for crofelemer and a second-generation anti-secretory product, lechlemer. In the field of animal health, we have limited activities which are focused on developing and commercializing first-in-class gastrointestinal products for dogs, dairy calves, foals, and high value horses.

        We believe Jaguar is poised to realize a number of synergistic, value adding benefits—and an expanded pipeline of potential blockbuster human follow-on indications of crofelemer, and a second-generation anti-secretory agent—upon which to build global partnerships. As previously announced, Jaguar, through Napo, now holds extensive global rights for Mytesi, and crofelemer manufacturing is being conducted at two FDA-inspected and approved locations, including a recently developed, multimillion-dollar commercial manufacturing facility. Additionally, several of the drug product candidates in Jaguar's Mytesi pipeline are backed by strong Phase 2 evidence from completed Phase 2 trials.

        Mytesi is a novel, first-in-class anti-secretory agent which has a basic normalizing effect locally on the gut, and this mechanism of action has the potential to benefit multiple gastrointestinal disorders. Mytesi is in development for multiple possible follow-on indications, including cancer therapy-related diarrhea (CTD); orphan-drug indications for infants and children with congenital diarrheal disorders (CDDs) and short bowel syndrome (SBS); supportive care for inflammatory bowel disease (IBD); irritable bowel syndrome (IBS); and for idiopathic/functional diarrhea. In addition, a second-generation proprietary anti-secretory agent, lechlemer, is in development for cholera. Mytesi has received orphan-drug designation for SBS.

Description of the Issuance of Shares and Warrants to Purchase Common Stock

Private Placement of Warrants in Connection with Standby Letter of Credit

        On August 28, 2018, the Company entered into an office lease extension agreement (the "Lease") CA-Mission Street Limited Partnership ("Landlord") for approximately 6,311 square feet of office space in San Francisco, CA. The term of the Lease began on September 1, 2018 and will expire on September 30, 2020, unless earlier terminated in accordance therewith. The monthly base rent under the Lease is as follows: $38,392 for the first twelve months, $39,544 for the subsequent twelve months, and $40,730 for the final month. The Company will also pay an additional monthly amount for the Company's proportionate share of the building's operating charges. An existing shareholder of the Company, Pacific Capital Management LLC (the "LOC Facilitator"), caused its financial institution to provide a standby letter of credit ("Letter of Credit") in the amount of $475,000 to the Landlord as collateral for the full performance by the Company of all of its obligations under the Lease.

        In consideration of the Letter of Credit, the Company issued the existing shareholder a five-year warrant to purchase 9,579 shares of Common Stock (the "LOC Warrant") pursuant to the terms of the Landlord Letter of Credit & Warrant Issuance Agreement, dated August 28, 2018, by and between the Company and the LC Facilitator (the "LOC Agreement"). The LOC Warrant is exercisable on or after March 28, 2019 at an exercise price of $49.00 per share. Under the LOC Agreement, we agreed to register on one or more registration statements the resale of the shares issuable upon conversion of the LOC Warrant.

Private Placement of Shares and Warrants in Connection with 2018 Bridge Financing

  September 2018 L2 Promissory Note and Warrants

        On September 11, 2018 the Company entered into a note purchase agreement (the "Oasis NPA") with Oasis Capital, LLC (f/k/a L2 Capital, LLC) ("Oasis Capital") pursuant to which the Company issued to Oasis Capital a contingently convertible promissory note in the aggregate principal amount of $455,000 ("Oasis Note"). Net cash proceeds were $400,000, or $455,000 of principal net a discount of $55,000. The Oasis Note bears interest at the rate of 8% per annum and was scheduled to mature on March 11, 2019. On October 10, 2018, the Company paid off the entire Oasis Note, including the guaranteed interest and an early-redemption premium.

        As an inducement to enter into the Oasis NPA, the Company issued 1,071 shares of Common Stock (the "Oasis Inducement Shares") and a 5-year warrant (the "Oasis Warrant") to purchase 2,648 shares of Common Stock (the "Oasis Warrant Shares") to Oasis Capital, at an exercise price of $63.00 per share.

  September 2018 Bridge Investor Promissory Note and Warrants

        On September 11, 2018 the Company entered into a note purchase agreement (the "Bridge Investor NPA") with an accredited investor ("Bridge Investor") pursuant to which the Company issued to the accredited investor a convertible promissory note in the aggregate principal amount of $111,250 ("Bridge Investor Note"). Net cash proceeds received were $100,000, or $111,250 of principal less a discount of $11,250. The Bridge Investor Note bears interest at the rate of 8% per annum and was scheduled to mature on March 11, 2019. On October 10, 2018, the Company paid off the entire Bridge Investor Note, including the guaranteed interest and an early-redemption premium.

        As an inducement to enter into the Bridge Investor NPA, the Company issued to the accredited investor a five-year warrant (the "Bridge Investor Warrant", and together with the LOC Warrant and the Oasis Warrant, the "Warrants") to purchase 484 shares of Common Stock ("Bridge Investor Warrant Shares") at an exercise price of $86.10 per share.

        In connection with the transactions described above, the Company also entered into registration rights agreements with Oasis Capital and the Investor, pursuant to which the Company agreed to register the resale of the Oasis Inducement Shares, the Oasis Warrant Shares and the Bridge Investor Warrant Shares, respectively.

Recent Developments

Reverse Stock Split and Decrease in Authorized Shares

        On June 3, 2019, we filed an amendment to our Third Amended and Restated Certificate of Incorporation to effect on June 7, 2019, a 1-for-70 reverse split of our voting common stock. Accordingly, all of the stock figures and related market, conversion and exercise prices in this prospectus have been adjusted to reflect the reverse split.

Corporate Information

        We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 201 Mission Street, Suite 2375, San Francisco, CA 94015 and our telephone number is (415) 371-8300. Our website address is https://jaguar.health. The information contained on, or that can be accessed through, our website is not part of this prospectus. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol "JAGX."

        Jaguar Health, our logo, Canalevia, Neonorm and Mytesi are our trademarks that are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

 THE OFFERING

        The Selling Stockholders identified in this prospectus are offering on a resale basis a total of 13,782 shares of Common Stock issuable upon exercise of the Warrants.

Common stock to be offered by the Selling Stockholder	Up to 13,782 shares
Shares of Common Stock outstanding before this offering	1,066,757 shares, as of June 7, 2019
Shares of Common Stock outstanding after this offering	1,079,468 shares
Use of Proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder. See "Use of Proceeds" in this prospectus.
Risk Factors	This investment involves a high degree of risk. See "Risk Factors" for a discussion of factors you should consider carefully before making an investment decision.
Nasdaq Capital Market symbol	"JAGX".

RISK FACTORS

        Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

 SELECTED FINANCIAL DATA

        The following net loss per share, basic and diluted, has been derived from the audited financial statements of the Company contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, which are incorporated by reference in this prospectus, except that the net loss per share, basic and diluted, for the three months ended March 31, 2019 and 2018 and the year ended December 31, 2018 and 2017 have been revised to reflect the 1-for-70 reverse stock split of our issued and outstanding shares of Common Stock effective on June 7, 2019, as shown below.

        The historical financial information set forth below may not be indicative of our future performance and should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and notes to those statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, and any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of the initial registration statement of which this prospectus forms a part and that also are incorporated herein by reference.

			Three Months Ended March 31,
	Year Ended December 31, 2018	Year Ended December 31, 2017
			2019	2018
Net loss per share, basic and diluted	$(153.27)	$(531.06)	$(16.85)	$(54.27)

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

        In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "aim," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the "Risk Factors" incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares of our Common Stock in this offering. The Selling Stockholders will receive all of the proceeds from this offering.

        The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Stockholders and our independent registered public accountants.

 SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 7, 2019 by:

  •
  each person, or group of affiliated persons, who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

  •
  each of our directors;

  •
  each of our executive officers; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options, warrants or RSUs that are currently exercisable or vested, or exercisable or subject to vesting within 60 days of the date of this prospectus are considered outstanding and beneficially owned by the person holding the options, warrants, or RSUs for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. The information is not necessarily indicative of beneficial ownership for any other purpose, including for purposes of Section 13(d) and Section 13(g) of the Securities Act.

        Applicable percentage ownership is based on 1,066,757 shares of common stock outstanding as of June 7, 2019. The total shares of common stock outstanding may be adjusted for the purpose of calculating the percentage ownership of a person that has options, warrants or RSUs that are currently exercisable or vested, or exercisable or subject to vesting within 60 days of the date of this prospectus but not for the purpose of recalculating the percentage ownership of any other person.

        Except as otherwise set forth below, the address of each beneficial owner listed in the table below is c/o Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, California 94105.

Name and Address of Beneficial Owner	Beneficially Owned
5% Stockholders
Sagard Capital Partners, L.P.(1)	473,565	32.55%
Executive Officers and Directors
Lisa A. Conte(2)	13,923	1.30%
Steven R. King, Ph.D.(3)	1,995	—*
Karen S. Wright(4)	1,294	—*
James J. Bochnowski(5)	51,331	4.60%
Jeffery C. Johnson(6)	631	—*
John Micek III(7)	1,277	—*
Jiahao Qiu(8)	121	—*
Jonathan B. Siegel(9)	8,757	—*
Greg Divis(10)	506	—*
Murray David MacNaughtan(11)	506	—*
All executive officers and directors as a group (10 persons)(12)	72,786	6.82%

*
Less than 1%.

(1)
As reported on Schedule 13D/A filed on June 3, 2019. The address for the reporting person is 280 Park Avenue, 3rd Floor West, New York, NY 10017.

(2)
Represents (i) 32 shares of Common Stock, (ii) 5,649 shares of Common Stock issuable to Ms. Conte under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019, and (iii) 8,242 shares of Common Stock issuable to Ms. Conte under warrants that are exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 5,649 stock options is $477.28.

(3)
Represents (i) 6 shares of Common Stock and (ii) 1,988 shares of Common Stock issuable to Dr. King under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 1,988 stock options is $470.33.

(4)
Represents 1,294 shares of Common Stock issuable to Ms. Wright under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 1,294 stock options is $415.80.

(5)
Includes (i) 1,036 shares of Common Stock and (ii) 2,218 shares of Common Stock issuable to Mr. Bochnowski under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019, and (iii) 48,077 shares of Common Stock issuable to Mr. Bochnowski under warrants that are exercisable in the 60 days subsequent to June 7, 2019. All securities other than stock options are held by the Bochnowski Family Trust. Mr. Bochnowski is a co-trustee and beneficiary of such trust and shares voting and investment control over such shares with his spouse. The weighted average exercise price of the 2,218 stock options is $345.73.

(6)
Represents 631 shares of Common Stock issuable to Mr. Johnson under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. Mr. Johnson is one of Sagard Capital Partners, L.P.'s ("Sagard") two director designees in accordance with the terms of the Certificate of Designation of the Preferred Stock and is part of the Sagard executive management team. The weighted average exercise price of the 631 stock options is $166.94

(7)
Represents 1,277 shares of Common Stock issuable to Mr. Micek under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 1,277 stock options is $303.69.

(8)
Represents 121 shares of Common Stock issuable to Mr. Qui under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 121 stock options is $598.28.

(9)
Represents (i) 571 shares of Common Stock, (ii) 631 shares of Common Stock issuable to Mr. Siegel under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019, and (iii) 7,555 shares of Common Stock issuable to Mr. Siegel under warrants that are exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 631 stock options is $166.94.

(10)
Represents 506 shares of Common Stock issuable to Mr. Divis under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 506 stock options is $95.20.

(11)
Represents 506 shares of Common Stock issuable to Mr. MacNaughtan under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. Mr. MacNaughtan is one of Sagard's two director designees in accordance with the terms of the Certificate of Designation of the Preferred Stock. The weighted average exercise price of the 506 stock options is $95.20.

(12)
See notes (2) - (11)

SELLING STOCKHOLDERS

        The shares of Common Stock being offered by the Selling Stockholders are those shares previously issued to the Selling Stockholders and those shares issuable to the Selling Stockholders upon exercise of the Warrants currently held by the respective Selling Stockholders. For additional information regarding the issuance of those shares of Common Stock and Warrants and the relationship between the Selling Stockholders and us, see "Prospectus Summary—Description of the Issuance of Shares and Warrants to Purchase Common Stock" above. We are registering shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time.

        The following table sets forth:

  •
  the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholders;

  •
  the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their ownership of the shares of Common Stock, as of June 7, 2019 assuming the exercise of all Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises prior to the sale of the shares covered by this prospectus;

  •
  the number of shares that may be offered by the Selling Stockholders pursuant to this prospectus;

  •
  the number of shares to be beneficially owned by the Selling Stockholders and their affiliates following the sale of any shares covered by this prospectus; and

  •
  the percentage of our issued and outstanding Common Stock to be beneficially owned by the Selling Stockholders and their affiliates following the sale of all shares covered by this prospectus, based on the Selling Stockholders' ownership of Common Stock as of June 7, 2019.

        This prospectus generally covers the resale of all shares received by the Selling Stockholders in connection with the transactions contemplated by the LOC Agreement, Oasis NPA, and Bridge Investor NPA, including any shares of Common Stock issued or issuable upon exercise of all Warrants held by the Selling Stockholders.

        The Selling Stockholders may sell all, some or none of its shares in this offering. See "Plan of Distribution."

		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of shares of Common Stock Owned After Offering(2)
	Number of shares of Common Stock Owned Prior to Offering
Name of Selling Stockholder			Number	Percent
Oasis Capital, LLC(1)	48,970	3,719	45,251	4.19%
Pacific Capital Management, LLC(1)	30,166	9,579	20,587	1.91%
Charles Conte(1)	484	484	0	—

(1)
Assumes the exercise of all Warrants for Common Stock by each Selling Stockholder.

(2)
Assumes that each Selling Stockholder sells all shares of Common Stock registered under this prospectus held by such Selling Stockholder.

 PLAN OF DISTRIBUTION

        The Selling Stockholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Stock Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  settlement of short sales;

  •
  in transactions through broker-dealers that agree with such Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, or pursuant to other available exemptions rather than under this prospectus.

        Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

        In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

        The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        We agreed to keep this prospectus effective until the earlier of (i) the date on which all registrable securities covered by this prospectus have been sold hereunder in accordance with the plan and method of distribution disclosed herein, or (ii) the date that is thirty days after the termination of the agreement pursuant to which the registrable securities are being registered. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

 DIVIDEND POLICY

        We have never paid any cash dividends on our common stock to date. We currently intend to retain all of our future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends for at least the next five years, if ever. Additionally, for so long as Sagard Capital Partners, L.P. or its affiliates hold at least 35% of the shares of our Preferred Stock, we would be required to obtain the written consent or vote of holders of a majority of our outstanding shares of Preferred Stock prior to declaring or paying any dividends. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors' discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

 LEGAL MATTERS

        The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Reed Smith LLP, Palo Alto, California.

EXPERTS

        The financial statements of the Company as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's web site at http://www.sec.gov.

        This prospectus is only part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

        We also maintain a website at https://jaguar.health/, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where You Can Find More Information." The documents we are incorporating by reference are:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on April 10, 2019;

  •
  our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders held on May 24, 2019, filed April 29, 2019;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 filed on May 21, 2019;

  •
  Our Current Reports on Form 8-K filed on January 8, 2019, February 26, 2019, March 5, 2019, March 15, 2019, March 19, 2019, March 22, 2019, March 25, 2019 (as subsequently amended on Form 8-K/A on March 26, 2019), April 1, 2019, April 4, 2019, April 8, 2019, April 11, 2019, April 19, 2019, May 2, 2019, May 17, 2019, May 24, 2019, May 29, 2019, June 3, 2019, June 6, 2019, and June 14, 2019;

  •
  the description of our Common Stock contained in our registration statement on Form 8-A filed on October 30, 2014 (Registration No. 001-36714) with the SEC, including any amendment or report filed for the purpose of updating such description; and

  •
  all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

        Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.

        In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and until all offerings under this prospectus are terminated.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA, 94105 or call (415) 371-8300.

        You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

13,782 Shares of Common Stock

PROSPECTUS

June 21, 2019